Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release

Media Relations Contact: Judy Dale Sr. Director, Marketing Communications Credence Systems Corporation Phone: 408-635-4309 FAX: 408-635-4986 E-mail: judy_dale@credence.com	Investor Relations Contact: Brian Altman Sr. Director, Investor Relations Credence Systems Corporation Phone: 408-635-4308 FAX: 408-635-4986 E-mail: brian_altman@credence.com

Credence Names David A. Ranhoff as Chief Executive Officer;

Executes Strategic Succession Plan

MILPITAS, California, November 8, 2004 — Credence Systems Corporation (Nasdaq: CMOS) a leading provider of test solutions from design to production for the worldwide semiconductor industry, today announced that its president and chief operating officer (COO) David A. Ranhoff will assume the role of chief executive officer (CEO), effective January 1, 2005. Ranhoff replaces Dr. Graham J. Siddall, who will continue as Executive Chairman of the Board of Directors. The transition is part of the Company’s strategic succession plan established by the executive team and Board of Directors several years ago. As part of the Company’s new management structure, the position of chief operating officer, formerly held by Ranhoff, will be eliminated.

“This appointment reflects the important role that Dave has played in the development and management of Credence,” said Dr. Graham Siddall, chairman and chief executive officer, Credence Systems Corporation. “Dave’s strong operations, marketing and sales background, combined with his deep understanding of the ATE industry, make him an exceptional choice for CEO. I am very confident in Dave’s abilities and believe that these traits will serve to drive our strategic initiatives and further strengthen Credence’s market leadership position.”

“I have been with Credence for over fifteen years and have worked closely with Graham to build Credence into a leading supplier in the automatic test equipment industry,” said David A. Ranhoff, president and chief operating officer, Credence Systems Corporation. “The insight that I have gained, particularly over the past several years, will be invaluable to me as I seek to take Credence to the next level.”

Since joining Credence in 1986 and becoming president and chief operating officer in 2001, Ranhoff has held numerous management positions, including executive vice president, senior vice president of sales and marketing, and managing director of European operations. Prior to Credence, Ranhoff held a variety of positions at GenRad and Axiom Technology, and brings more than twenty-three years of experience in automated test equipment. Ranhoff earned a B.S. in electrical engineering from Northeastern University.

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is the industry’s leading provider of design-to-test solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at http://www.credence.com.

Forward-Looking Statements

This release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Mr. Ranhoff’s ability to drive our strategic initiatives and strengthen our market leadership position, and taking us to the next level. These forward-looking statements involve important factors that could cause actual results to differ materially from those in such forward-looking statements. Such important factors include, but are not limited to, unanticipated difficulties in successfully executing the transition. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update such information, since we provide guidance only at certain points during the year. Actual events or results could differ materially and no reader of this release should assume that the information provided today will be valid in the future. Such information speaks only as of the date of this release.

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Credence is a registered trademark, and Credence Systems is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.